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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in the Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1998 of our report dated January 17, 1997, relating to the financial statements of Oclassen Pharmaceuticals, Inc. as of December 31, 1996 and for the year then ended, incorporated by reference. It should be noted that we have not audited any financial statements of Oclassen Pharmaceuticals, Inc. subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


/s/ ARTHUR ANDERSEN LLP

March 26, 1999